EXHIBIT 10.5

LOAN AGREEMENT

This Loan Agreement (the "Agreement" or the "Loan Agreement") is signed and executed on the 3rd day of September, 2013 (the "Effective Date") by and between Elie Gugenheim, a Mexican tax resident with the Mexican tax ID number [         ], or his assigns (the "Lender") and Defense Industries International, Inc. (the "Borrower" or the "Company") (each shall be referred hereto as a "Party" and collectively the "Parties").

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.   The Loan

The Lender shall provide the Company with a loan in the amount of US $1,000,000 (One Million United States Dollars) (the "Loan"). The Loan shall be transferred to the Company upon signing of this Agreement by wire transfer as directed in writing by the Company.

2.           Repayment of the Loan

2.1    The Loan shall be due and payable on demand by Lender.

2.2           To ensure the repayment of the Loan to the Lender, the CEO of the Company and the controlling shareholder of the Company, Mr. Uri Nissani, will personally guarantee the repayment of the Loan so in any event that the Company shall not comply with the terms of the Loan, then the responsibility for said repayment shall be transferred to Mr. Nissani in person.

2.3    In the event the Loan is not repaid to the Lender in accordance with this Section 2, the amount of the Loan, at Lender's option, may be applied against Lender's investment obligations pursuant to the Subscription Agreement dated March 7, 2013, between Lender and the Company.

3.            Miscellaneous

3.1    This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors, heirs and assigns.

3.2    If any provision of this Agreement is held to be invalid, unenforceable or illegal for any reason, the validity or enforceability of any or all of the remaining portions shall not be affected.

3.3    This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to conflict of law principles. The courts situated in Israel at Tel Aviv, shall have exclusive jurisdiction over any dispute which may arise between the Parties in any matters relating to this Agreement and of the Parties hereto.

3.4    This Agreement constitutes the entire understanding of the Parties with respect to the transactions contemplated hereby, and supersedes all previous agreements and understandings, whether written or oral.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement:

Defense Industries International, Inc.

/s/Uri Nissani                                                                   /s/Eli Gugenheim
Elie Gugenheim

Defense Industries International, Inc.

By: /s/Uri Nissani
Name:  Uri Nissani
Title: President and CEO

/s/Uri Nissani
Uri Nissani
As Guarantor